Exhibit 10.7

FIRST AMENDMENT TO CONSULTING AGREEMENT

THIS FIRST AMENDMENT TO CONSULTING AGREEMENT (this “Amendment”), dated as of the 26th day of September, 2012, is between SAMSON INVESTMENT COMPANY including its subsidiaries (“Company”) and JD ROCKIES RESOURCES LIMITED (“Contractor”).

Recitals

WHEREAS, Company and Contractor are parties to that certain Consulting Agreement dated as of March 29, 2012 (the “Agreement”); and

WHEREAS, Company and Contractor desire to amend the Agreement in accordance with the terms hereof.

NOW THEREFORE, for and in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Contractor agree to amend the Agreement as follows:

1. Section 5 of the Agreement is hereby deleted in its entirety and is replaced with the following:

“5. Contractor Personnel. (Check which one applies)

☐	Contractor is an individual and all Services must be performed by Contractor.

☐	Services may be performed by any employee of Contractor.

☑	All Services must be performed by the following person(s) (attach list if necessary):

Shuichi Arase

Ichiro Tsukamoto

Hisaaki Watanabe

Tomoharu Kagawa

The personnel performing Services shall be subject at all times to Samson’s approval or removal, provided however, said individuals are employees of Contractor and not employees of Company.”

2. Exhibit “A” attached to the Agreement is hereby deleted in its entirety and is replaced with Exhibit “A” attached to this Amendment.

3. Except as set forth in this Amendment, the Agreement is not hereby altered and shall otherwise remain in full force and effect.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

SAMSON INVESTMENT COMPANY		JD ROCKIES RESOURCES LIMITED

By:	/s/ Michael G. Daniel	By:	/s/ Toshiyuki Mori
Name:	Michael G. Daniel	Name:	Toshiyuki Mori
Title:	Vice President – General Counsel	Title:	President

EXHIBIT “A”

Services provided pursuant to Consulting Agreement dated

the 29th day of March, 2012 (“Agreement”) and

First Amendment to Consulting Agreement dated

the 26th day of September, 2012 (“Amendment”) between

Samson Investment Company including its Subsidiaries (“Company”) and

JD Rockies Resources Limited (“Contractor”)

As used in the Agreement, “Services” shall mean and include, but shall not be limited to, all labor, work and similar personal services provided by Contractor to Company relating to or utilized in: (1) Financial Accounting & Reporting Services, being financial and tax accounting functions, including excise, production, severance and ad valorem taxes, as well as operational oil and gas accounting functions for both inside and outside properties inclusive of revenue payments and joint interest billings, and other related matters; (2) Technical Exploration and Production (E&P) Services, being engineering and operational E&P functions, inclusive of drilling engineering, asset engineering, geological and geophysical functions, and other related matters; and (3) Corporate Planning and Development Services, being the review, preparation and reporting of Company’s operations and production, oil and gas reserves, detailed projections and forecasts for the Company’s business units, special projects, performance benchmarking and the reporting on matters relating to Financial Accounting and Reporting Services and Technical E&P Services as noted in (1) and (2) above). The “Services” shall not include any marketing functions of the Company, including production marketing, and neither the Contractor, nor the employees of Contractor, shall have access to or otherwise obtain any information regarding the Company’s marketing contracts.

The Services shall be provided by the following individuals and in the manner specified below:

1. Mr. Shuichi Arase, with JD Rockies Resources Limited, shall provide Corporate Planning and Development Services as specified above. Mr. Arase shall have direct supervision of the remaining employees for Contractor as identified below. Mr. Robert Schaffitzel, Vice President of Corporate Planning and Development for Company, shall supervise, direct and control the Services provided by Mr. Arase.

2. Mr. Ichiro Tsukamoto, with JD Rockies Resources Limited, shall provide Technical E&P Services as specified above and shall report directly to Mr. Arase. Joel Alnes, Vice President-Tight & Unconventional Gas Division for Samson Resources Company, and on behalf of Company, shall supervise, direct and control the Services provided by Mr. Tsukamoto.

3. Mr. Hisaaki Watanabe, with JD Rockies Resources Limited, shall perform the Financial Accounting and Reporting Services as specified above and shall report directly to Mr. Arase. Mr. Rusty Wood, Manager-Reporting for Company, shall supervise, direct and oversee the Services provided by Mr. Watanabe.

4. Mr. Tomoharu Kagawa, with JD Rockies Resources Limited, shall perform the Financial Accounting and Reporting Services as specified above and shall report directly to Mr. Arase. Mr. Brian Trimble, Vice President/Chief Accounting Officer, shall supervise, direct and oversee the Services provided by Mr. Kagawa.